EXHIBIT 10.11

                           FINANCIAL WEBSITE AGREEMENT

                                     BETWEEN

                         SCANDINAVIA ONLINE AS (NORWAY)

                                       AND

                        SCANDINAVIA ONLINE A/S (DENMARK)

                                       AND

                          GLOBALNETFINANCIAL.COM, INC.




                  FINANCIAL WEBSITE AGREEMENT NORWAY - DENMARK                1

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
1.       DEFINITIONS..........................................................................................4

2.       SUPPLY AND PROMOTION OF CONTENT AND FINANCIAL TRANSACTIONAL SERVICES TO THE SOL PORTALS..............9

3.       GRANT OF LICENCES...................................................................................12

4.       PAYMENT OF PRICE....................................................................................14

5.       SALE AND SPONSORSHIP OF ADVERTISING RIGHTS..........................................................16

6.       ADVERTISING REVENUE DISTRIBUTION....................................................................16

7.       OWNERSHIP...........................................................................................16

8.       EXCLUSIVITY.........................................................................................17

9.       WARRANTIES..........................................................................................18

10.      GLBN'S RESPONSIBILITY FOR THE CONTENT...............................................................19

11.      REVIEW PROCESS......................................................................................20

12.      TERM AND TERMINATION................................................................................20

13.      EXTENSION OF TERM...................................................................................21

14.      CONSEQUENCES OF TERMINATION.........................................................................21

15.      LIMITATIONS OF LIABILITY............................................................................22

16.      CONFIDENTIALITY.....................................................................................23

17.      NOTICES.............................................................................................23

18.      ASSIGNMENT AND CHANGE OF CONTROL....................................................................24

19.      FORCE MAJEURE.......................................................................................24

20.      GENERAL.............................................................................................24

21.      DISPUTE RESOLUTION..................................................................................26

22.      LAW AND JURISDICTION................................................................................26

23.      CONDITIONS TO CLOSING...............................................................................26

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                  FINANCIAL WEBSITE AGREEMENT NORWAY - DENMARK                2
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LIST OF SCHEDULES

A:       CO-BRANDING PROFILE

B:       CONTENT

C:       EXCLUSIONS LISTS

D:       GROUP DEFINITION

E:       WORDING ACCORDING TO DATA PROTECTING ACT

F:       SOLS TRAFFIC INFORMATION

G:       TRADE MARKS, SERVICE MARKS AND LOGOS

H:       FINANCIAL TRANSACTIONAL SERVICES

I:       ROLL OUT PLAN

J        NUMERICAL EXAMPLES

                  FINANCIAL WEBSITE AGREEMENT NORWAY - DENMARK                3

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THIS FINANCIAL WEBSITE AGREEMENT ("Agreement") is made the ... Day of February
2000.

BETWEEN:

(1) SCANDINAVIA ONLINE AS, Registration no.974 209 314 whose principal place of business is at Gjerdrums vei 11, 0486 Oslo, Norway ("SOLN");

(2) SCANDINAVIA ONLINE A/S, Registration no. A/S 220723, whose principal place of business is atVermundsgate 40 A, 2100 Copenhagen, Denmark ("SOLDK");

         (hereinafter, SOLN, , and SOLDK together shall be referred to as "SOL")

(3) GLOBALNETFINANCIAL.COM, INC. whose principal place of business is at 7284 West Palmetto Park Road, Suite 210, Boca Raton, Florida. 33433 ("GLBN").

WHEREAS:

(A) SOLN owns and operates a portal in Norway (one of the "SOL Portals" defined below) and wishes to provide, inter alia, Content and Financial Transactional Services to end-users.

(B) SOLDK owns and operates a portal in Denmark (one of the "SOL Portals" defined below) and wishes to provide, inter alia, Content and Financial Transactional Services to end-users.

(C) GLBN owns, has the rights to, and/or may create certain Content and Financial Transactional Services which SOL wishes to make available to its end users via the SOL Portals in the respective countries.

(D) GLBN has agreed to develop Finance Channels and provide Content and Financial Transactional Services to the SOL Portals in accordance with the terms set forth in this Agreement.

(E) It is within the contemplation of GLBN and SOL that GLBN shall provide the Content and Financial Transactional Services to the Finance Channels presented on the SOL Portals consistent with the Co-Branding Profile, and otherwise in accordance with the terms set forth in this Agreement.

 NOW IT IS HEREBY AGREED as follows:

1.       DEFINITIONS

1.1 In this Agreement, including the Schedules, the following words and phrases shall have the following meanings:

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         "ADVERTISING REVENUE"               25% of the aggregate amounts
                                             arising from the sale or licence of
                                             any Advertising Rights, net of any
                                             applicable Allowed Deductibles;

         "ADVERTISING                        RIGHTS" the advertising,
                                             promotional, sponsorship, investor
                                             relations or similar rights sold or
                                             licensed with respect to Finance
                                             Channel pages in or accessible
                                             through the SOL Portals, but not to
                                             include Financial Transactional
                                             Services;

         "AGREEMENT"                         this Agreement and all Schedules;

         "ALLOWED DEDUCTIBLES" Value Added Tax, advertising agency discounts or commissions, the direct costs of delivering any advertising, promotions, sponsorships or e-commerce links;

         "BANNER ADVERTISEMENT"              a graphical element positioned on a
                                             web page, purchased by an
                                             advertiser;

         "CHANNEL"                           the online means to access, via one
                                             click of the mouse, an area or
                                             sub-area of SOL Portals dedicated
                                             to a particular theme or topic,
                                             which is effected by a
                                             click-through icon located on, but
                                             not only limited to, the SOL
                                             Portals' Global Navigation Bar;

         "CLOSING DATE" The date when the Agreement is signed and upon which the Parties agree that this Agreement shall be binding on the Parties;

         "CO-BRANDING                        PROFILE" as further described in
                                             Schedule "A", except that the name
                                             of the Finance Channel and the URL
                                             stated in Schedule A are for
                                             illustration purposes only;

         "CONTENT"                           investment information including
                                             delayed share prices of traded
                                             shares, available from the Stock
                                             Exchanges in each country included
                                             in the Agreement (in addition to
                                             investment information from other
                                             countries), delayed portfolio
                                             monitoring, analysts commentary,
                                             research, financial news and views
                                             and share charts, and any
                                             additional information approved by
                                             SOL, to be provided on the Finance
                                             Channels on the SOL Portals by
                                             GLBN, as detailed in Schedule "B";

                  FINANCIAL WEBSITE AGREEMENT NORWAY - DENMARK                5

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         "CPM"                               the advertising rate per thousand
                                             advertisements shown ;

         "EFFECTIVE DATE"                    the date hereof;

         "EXCLUSION LIST"                    the list set out in Schedule "C",
                                             prepared by GLBN and SOL each
                                             individually for the
                                             non-circumvention of proprietary
                                             relationships;

         "EXCLUSIVITY"                       as fully defined in Clause 8;

         "FINANCE CHANNEL"                   a GLBN developed and owned site
                                             provided to the SOL Portals under
                                             this Agreement, which is accessible
                                             by one click from the SOL Portal
                                             home pages through the SOL Portals'
                                             Global Navigation Bar, as detailed
                                             in Schedule "A", and one or more
                                             clicks from other SOL pages, which
                                             contain a collection of vertically
                                             inter-related web pages all
                                             recognised by having relevance to
                                             the same context of Content and
                                             Financial Transactional Services;

         "FINANCIAL TRANSACTIONAL REVENUE"   revenue generated through a range
                                             of prospective Financial
                                             Transactional Services contemplated
                                             in this Agreement, but not arising
                                             under Advertising Revenue;

         "FINANCIAL TRANSACTIONAL SERVICES"  a range of varied financial services developed by GLBN
                                             (possibly in cooperation with third
                                             parties) contemplated for
                                             development under this Agreement
                                             including, but not limited to,
                                             on-line share trading and online
                                             insurance services in order to
                                             generate Financial Transactional
                                             Revenue, as further defined in
                                             Clause 2.4, see Schedule H;

         "GLBN BRAND FEATURES"               all trademarks, service marks,
                                             logos and other distinctive brand
                                             features of GLBN, or which are
                                             licensed to GLBN for its use, that
                                             are used in connection with or
                                             relate to the Content and Financial
                                             Transactional Services and the
                                             brand names chosen by GLBN for it's
                                             Finance Channels, including
                                             (without limitation) the
                                             trademarks, service marks and logos
                                             described in Schedule G;

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         "GROUP"                             shall have the meaning as in the
                                             Norwegian Company Act of 1997 ss.
                                             1-3 (Attached as Schedule "D") as
                                             applied to the Parties from time to
                                             time;

         "INTELLECTUAL PROPERTY RIGHTS"      all copyright and other
                                             intellectual property rights,
                                             howsoever arising and in whatever
                                             media, whether or not registered,
                                             including (without limitation)
                                             patents, trademarks, service marks,
                                             trade names, registered design and
                                             any applications for the protection
                                             or registration of these rights and
                                             all renewals and extensions thereof
                                             throughout the world, strategies,
                                             business plans and marketing plans;

         "INTERNET"                          the collection of computer networks
                                             commonly known as the Internet;

         "LAUNCH DATE"                       the launch of the Finance Channels
                                             on the SOL Portals, which shall
                                             take place no later than 1st July
                                             2000;

         "LAUNCH DATE AVERAGE"               For every two days that the launch
                                             of a GLBN finance channel on the
                                             SOL Portal owned and operated by
                                             Scandinavia Online AB (registered
                                             in Sweden) is delayed beyond the
                                             1st of July 2000, the Launch Date
                                             Average will extend from 1st July
                                             2000 with one day.

         "LINKS" online means which points directly to a web page on the internet which accesses a Channel, an area, or a sub-area of the Internet;

         "LOCK-UP PERIOD"                    shall mean the period where
                                             any transfer, sale or distribution
                                             or pledging as security of the
                                             Common Shares is prohibited;

         "PARTIES"                           the Parties to this Agreement -
                                             GLBN and SOL;

         "PIGGY-BACK AWARENESS CAMPAIGNS"    any and all SOL advertising and
                                             marketing programs in relation to
                                             Finance on the SOL Portals, in
                                             which promotion of the Finance
                                             Channels should be included;

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         "PRICE"                             the sums payable by GLBN in
                                             accordance with Clause 4;

         "RECORDS"                           all books and records maintained by
                                             the Parties relating to revenue
                                             pursuant to Clause 6;

         "RENEWAL TERM"                      the period of two years following
                                             the end of the Term;

         "REVIEW DATE 1"                     the date 14 full calendar months
                                             from the Launch Date Average

         "REVIEW DATE 2"                     the date 20 full calendar months
                                             from the Launch Date Average

         "SOL BRAND FEATURES"                all trademarks, service marks,
                                             logos and other distinctive brand
                                             features of SOL that are used in
                                             connection with or relate to the
                                             SOL Portals and the Content and
                                             Financial Transactional Services,
                                             including (without limitation) the
                                             trademarks, service marks, and
                                             logos described in Schedule G;

         "SOL PORTALS"                       the website(s) owned and operated
                                             by SOL in Norway and Denmark and
                                             which are respectively located at:

                                             HTTP://WWW.SOL.NO;
                                             HTTP://WWW.SOL.DK;

                                             or any other domain addresses,
                                             URLs, or such additional websites,
                                             which may replace or co-exist with
                                             the SOL Portals, where the nature
                                             thereof is substantially similar to
                                             the SOL Portals or such site that
                                             may be substantially used by the
                                             existing SOL user base;

         "TERM"                              the period of 24 months from the
                                             Launch Date Average;

         "TERMINATED/TERMINATION"            the unanticipated end of a Term of
                                             any Finance Channel, or of this
                                             Agreement, due to default or
                                             material breach under Clause 12.2,
                                             by SOL or GLBN. Notwithstanding the
                                             foregoing, a Termination cannot be
                                             invoked before Launch Date Average;

                  FINANCIAL WEBSITE AGREEMENT NORWAY - DENMARK                8

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         "TRAFFIC"                           page views, unique users, user
                                             sessions on the SOL Portals, or any
                                             page views, unique users , user
                                             sessions directed to the Finance
                                             Channels on the SOL Portals,
                                             measured by branch standards in
                                             each country;

         "URL"                               a uniform resource locator;

         "WWW" the World Wide Web, a system for accessing and viewing text, graphics, sound and other media via the Internet.

1.2 References to Clauses and Schedules in this Agreement are to Clauses of and Schedules to this Agreement.

1.3 The headings to the Clauses of this Agreement are for ease of reference only and shall not affect the interpretation or construction thereof.

1.4 Reference to any statute or statutory provision includes a reference to that statute or statutory provision as from time to time amended, extended or re-enacted.

1.5 Words importing the singular shall include the plural and vice versa, words importing any gender shall include all other genders, words importing persons shall include bodies corporate, unincorporated associations and partnerships and vice versa.

1.6      References to the whole shall include the part and vice versa.

2. SUPPLY AND PROMOTION OF CONTENT AND FINANCIAL TRANSACTIONAL SERVICES TO THE SOL PORTALS

2.1 GLBN shall supply and be responsible for the Content, which shall be co-branded with SOL in accordance with the Co-Branding Profile. The Content described in Schedule B shall be supplied by GLBN for use in the Finance Channels on the SOL Portals in the respective country and in accordance with this Agreement, with effect from Launch Date. The Content shall include SOL's Global Navigation Bar and search facilities as further described in Schedule "A". GLBN shall keep the Content regularly updated (as described in Schedule "B") so that the Content at all times during the Term is at a competitive level with other finance content providers in the respective countries where the Agreement has effect during the Term and Renewal Term.

         2.1.1 It is contemplated in this Agreement that upon introduction of any or all prospective Finance Channels, as described herein or which may be developed prospectively, that the supply of Content and service by GLBN to SOL shall be co-branded in accordance with the then current Co-Branding Profile, as described in Schedule "A", with effect from the Launch Date . In relation to Financial Transactional Services the Parties will aim to co-brand

                  FINANCIAL WEBSITE AGREEMENT NORWAY - DENMARK                9

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                  in accordance with Co-Branding Profile subject to both
                  regulatory and third party approval.

2.2 GLBN shall be solely responsible for developing the Content, creating and operating the Finance Channels and for procuring all regulatory approvals necessary to make the Finance Channels available through the SOL Portals. GLBN shall advise SOL in advance of any regulatory approvals, licences or authorisations required by SOL to make the Content and the Financial Transactional Services available through the SOL Portals. SOL will assist GLBN to the extent that this is required by GLBN.

2.3 GLBN will not be entitled to supply it's Content to third parties who are competitors of the SOL Portals in Norway or Denmark (World Online Denmark excepting). GLBN will be able to supply up to 30% of it's Content on a syndicated basis to third parties that are not competitors to the SOL Portals in Norway and Denmark subject to the joint approval of the Parties (World Online Denmark excepting).

2.4 This Agreement does not address online share trading, or online brokering or any revenues generated from Financial Transactional Services. However, it is contemplated by GLBN that Financial Transactional Services shall be developed and adapted for the Finance Channels arising under this Agreement as soon as possible after the Launch Date of a Finance Channel, subject to regulatory approval. See Schedule H for a list of Financial Transactional Services which GLBN shall launch on the Finance Channel within 14 months of the Launch Date Average , subject to regulatory approval.

         2.4.1 In order for the Financial Transactional Services to be developed and then made available on any Finance Channels on the SOL Portals contemplated under this Agreement, certain business relationships shall be necessary, and may take the form of partnerships or joint ventures with GLBN.

         2.4.2 If and when Financial Transactional Services are made available on the Finance Channels on the SOL Portals, SOL shall be entitled to Financial Transactional Revenues (in an amount to be determined) received by the Finance Channels on the SOL Portals, and generated by Traffic on the SOL Portals , but subject to Clause 2.4.3.

         2.4.3 SOL shall be extended an opportunity to participate in an equity position in business relationships in order to develop Financial Transactional Services which are made available on the Finance Channels on the SOL Portals, as is contemplated in Clause 2.4.1, on a pari passu basis, provided that SOL accepts a proposed agreement between GLBN and third party(ies) within 10 business days of it being presented to SOL. Such participation shall supersede entitlement under Clause 2.4.2, in such cases. SOL shall not be extended an opportunity to participate in the equity of any prior-existing equity business relationships between GLBN and any third-party existing prior to the Effective Date, and in such a case, SOL shall be entitled to Financial Transactional Revenues. For the avoidance of doubt, GLBN cannot

                  FINANCIAL WEBSITE AGREEMENT NORWAY - DENMARK               10

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                  use an existing Financial Transactional Service business which already exists to bring online share trading and online insurance services to Norway, Denmark or Sweden.

         2.4.4 Any agreement between the Parties addressing Financial Transactional Services and Financial Transactional Revenues (if not otherwise specified in Clause 4.2, below), shall be subject to negotiations subsequent to this Agreement, and any such agreement may appear as an addendum to this Agreement.

         2.4.5 Should GLBN be unable to develop the Financial Transactional Services outlined in Schedule H within the time period outlined in Schedule H, and this is not due to delay on the part of SOL, SOL shall be entitled to develop such Financial Transactional Services, alone or with a third party, so long as such Financial Transactional Service is made available to SOL's customers through the Finance Channels. Web site real estate adequate for and comparable to the space allocated to similar Financial Transactional Services shall be available for such service on the Finance Channel on terms equal to the going market rate for such web site real estate. SOL will collect the advertising revenue on such real estate, keep the Advertising Revenue, the commission agreed upon in Clause 6.1 and pay the balance to GLBN as described in Clause 6. Alternatively the Parties may agree that GLBN shall receive a financial transactional service revenue.

2.5 During the Term and any Renewal Term, GLBN will provide such ongoing assistance to SOL in respect of technical, administrative and service-oriented issues relating to the use and transmission of the Content to the SOL Portals, as SOL may reasonably request.

2.6 SOL shall promote the Finance Channels on the SOL Portals by placing buttons to the Finance Channels on the SOL Portals Global Navigation Bar above the fold and will promote the Finance Channels, no less frequently and no less prominently than any other Channel available through the SOL Portals Global Navigation Bar. Access to Finance Channels on the SOL Portal from the SOL Portal Global Navigation Bar shall be navigated directly via oneclick of the mouse from any SOL Portals home page and via one or more clicks of the mouse from any other SOL Portals page. For the avoidance of doubt, SOL shall provide a permanent Link from any dedicated 'money', 'finance', 'investment', or similarly titled SOL Portals Channel (currently on the SOL Portals, or if and when developed) to the Finance Channels.

2.7 SOL shall use reasonable endeavours to develop Links from other ISP/Portals, websites, channels, URL's, other Internet Services, Wireless Application Protocol and television , or services in order to generate and direct Traffic to the Finance Channels on the SOL Portals. SOL shall be responsible for marketing the Finance Channels on the SOL Portals in order to generate maximum Traffic to the Finance Channels on the SOL Portals.

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2.8      SOL shall use reasonable endeavours to continue to build its subscriber base and Traffic to SOL Portals and to drive Traffic to the Finance Channels on the SOL Portals.

2.9 If provided by the end user, GLBN shall provide SOL on a daily basis with the following customer information from the Finance Channels on the SOL Portals (subject to the Data Protection Act):

         2.9.1 Name, address, e-mail address, age, sex, whether or not the customer has a portfolio of shares registered on the Finance Channels on the SOL Portals, telephone and mobile telephone numbers.

2.10 GLBN shall, as a minimum, implement the wording, contained in Schedule "E", on the page(s) where customers are required to register for certain types of information on the Finance Channels on the SOL Portals to ensure the transfer of the customer data mentioned in Section 2.9.1 in compliance with the data protection legislation of each country.

2.11 GLBN shall provide SOL with traffic reports related to Traffic on the Finance Channels on the SOL Portals in the respective countries. The transmission shall take place via a FTP to the SOL servers, every night between 2 and 5 am local time. However, Traffic from third-party sources (for example "Stock Point") shall be provided weekly. GLBN will use reasonable endeavours to get such third parties to provide such Traffic more frequently. GLBN shall bear the cost of establishing the necessary transmission protocols and equipment. SOL shall provide GLBN with aggregate level traffic reports related to Traffic on the SOL Portals weekly or quarterly as is received by SOL.

2.12 SOL shall have the right to add the Traffic figures from the Finance Channels on the SOL Portals to the SOL total Traffic information.


3.       GRANT OF LICENCES

3.1 Subject to the terms and conditions of this Agreement, SOL hereby grants to GLBN:

         3.1.1 an exclusive (as defined in clause 8), royalty-free, fully-paid licence to use, display the Finance Channel on the SOL Portals homepage and the global navigation bar, and to promote, cross-promote, market, and advertise the Finance Channel in other areas within the SOL Portals as agreed from time to time;

         3.1.2 an exclusive (as defined in clause 8), royalty-free, fully-paid licence to use, reproduce and display the GLBN Brand Features in the Finance Channels on the SOL Portals and in other areas within the SOL Portals, which are used to drive Traffic to the Finance Channels on the SOL Portals, for the SOL countries in which a Finance Channel for the SOL Portals is developed pursuant to this Agreement in connection with (i) the presentation of the

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                  Content and Financial Transactional Services within the SOL
                  Portals, and (ii) the marketing and promotion of the Finance Channels within the SOL Portals via the WWW, in accordance with the terms of this Agreement;

         3.1.3 to the extent possible, a royalty-free, fully-paid licence to use, reproduce and display relevant parts of the Finance Channels (as determined by GLBN) over the SOL Wireless Application Protocol Portal ("SOL WAP Portal") when developed and launched. GLBN shall cover its own cost for implementing and managing the necessary technology for this service.

3.2      The licence contained in Clause 3.1 is subject to:

         3.2.1 the GLBN Brand Features being included in the Finance Channels with proper proprietary notices appearing in the Finance Channels and in all uses of GLBN Branded Features; and

         3.2.2 no changes being made to the Finance Channels design format as outlined in Schedule A without the prior written approval of the other Parties. However , the SOL Portals will be redesigned from time to time, and in the case of such redesigning a meeting will take place between SOL and GLBN to agree on the new design for the Finance Channel, and the art directors from both companies will have the power to approve such new designs. The new design should reflect the same way of co-branding as in the previous version, and the SOL Portals look and feel in the respective countries from time to time. Further, the brand name of SOL and the brand name which GLBN chooses for it's Finance Channels shall always take up the same amount of space as in Schedule A, and shall have similar relative positions as in Schedule A. The new design will replace Schedule A effective from the date of such approval.


3.3 GLBN shall have the Finance Channels ready for launch on the SOL Portals as soon as possible but no later than the three business days prior to the 1st July 2000. SOL shall launch the Finance Channels on the SOL Portals no later than three days from GLBN informing them that it is ready for launch on the SOL Portals. For services on the SOL WAP Portals, GLBN shall have the option of starting operations at the latest, 60-days after launch of the SOL WAP Portals, provided that SOL must give GLBN 60-days notice prior to the Launch of the SOL WAP Portals.

3.4 Subject to the terms and conditions of this Agreement, SOL hereby grants to GLBN, a royalty-free, fully-paid licence to use, reproduce and display the SOL Brand Features in connection with the presentation of the Finance Channels on the SOL Portals.

3.5 Subject to the terms of this Agreement, all other rights with respect to the Finance Channels and any reproductions or derivative works of it, whether now existing or which may come into existence after the Effective Date which are not expressly granted to SOL under this Agreement, including but not limited to print publication, electronic publication in all media and in all formats other than those addressed in this Agreement, and video, movie and audio rights, are reserved to GLBN.

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4.       PAYMENT OF PRICE

4.1 In consideration for the Exclusivity for the Term granted to GLBN in providing and operating the Finance Channels on the SOL Portals as contemplated under this Agreement, GLBN agrees to pay the Price to SOL as follows:

         4.1.1 GLBN shall pay a cash contribution of US $ 1,650,000 (one million six hundred and fifty thousand dollars) to SOL which shall be divided by SOL between the SOL Portals at their discretion;

         4.1.2 GLBN shall pay by allocation of Common Shares in GLBN, such Common Shares currently traded on the nasdaq NMS under the symbol GLBN. GLBN shall issue new Common Shares to SOL in an amount equal to $ 2,475,000 (two million four hundred and seventy five thousand dollars). Such Common Shares shall be priced at the average of closing price for the five business days immediately prior to the signing of the Heads of Agreement dated January 19th 2000, such average closing price being US $28.225. SOL shall receive 87,688 Common Shares in GLBN. Such Common Shares shall be distributed between the SOL Portals at their discretion.

         4.1.3    The Price shall be paid according to the following schedule:

                  At Closing:             US $ 2,475,000 by the allocation of
                                          87,688 Common Shares.

                  At Review Date 1:       If the Agreement is continued for
                                          another 6 months (see Clause 11) US
                                          $ 990,000 will be paid as a cash
                                          contribution to an account as
                                          specified by SOL.

                  At Review Date 2:       If the Agreement is continued until
                                          the end of the Term, (see Clause 11) a
                                          cash contribution of US $ 60,000 will
                                          be paid to an account as specified by
                                          SOL.

4.2 In relation to Financial Transactional Services, which shall appear on the Finance Channels on the SOL Portals subject to regulatory approval, SOL shall be entitled to invest in Financial Transactional Services on the following basis:

         4.2.1 GLBN shall use reasonable endeavours to develop Financial Transactional Services for Scandinavia (Norway, Sweden and Denmark) for all Finance Channels, including the Finance Channels on the SOL Portals. SOL shall be entitled to participate pari passu with GLBN to 55% of the 88% awarded the SOL Group of half of the equity shares not subscribed to by third parties that are not traffic partners (such as World Online), see Schedule J for examples.

         4.2.2 GLBN shall use reasonable endeavours to develop Financial Transactional Services for all Finance Channels, which may or may not include one or more of the Finance Channels on the SOL Portals. In all these instances, SOL shall

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                  be entitled to participate pari passu with GLBN to a portion of half of the shares not subscribed to by third parties that are not traffic partners, equal to the proportionate unique visitor numbers (as measured and/or audited by the same independent third party) they provide in relation to the total unique visitor numbers provided by the traffic partners on whose portals the service is made available.

4.3 In the event that SOL decides not to invest as an equity shareholder in Financial Transactional Services, SOL shall be entitled to a revenue share to be agreed at that time. In such an event, SOL's choice is mutually exclusive as to clause 4.2, above (for the avoidance of doubt, SOL cannot be an equity investor, and, additionally, receive revenues from Financial Transactional Services). ?????

4.4 Subject to the joint agreement of the Parties, this Agreement may be renewed for the Renewal Term on similar terms and conditions as this Agreement.

4.5      LOCK UP AGREEMENT

         The Common Shares contributed as payment in accordance with Clause 4 of this Agreement shall be subject to a Lock-up period in accordance with the following conditions;

         a) 25% of the Common Shares distributed to each of the SOL companies, shall be subject to a Lock-up period of 9-months following the Closing Date of this Agreement; and

         b) 25% of the Common Shares distributed to each of the SOL companies, shall be subject to a Lock-up period 1-year following the Closing Date of this Agreement; and

         c) 25% of the Common Shares distributed to each of the SOL companies, shall be subject to a Lock-up period of 18-months following the Closing Date of this Agreement; and

         d) 25% of the Common Shares distributed to each of the SOL companies, shall be subject to a Lock-up period of 24-months following the Closing Date of this Agreement.

5.       SALE AND SPONSORSHIP OF ADVERTISING RIGHTS

5.1 SOL shall have a right for sale and sponsorship of Advertising Rights for the Finance Channels on the SOL Portals under this Agreement. CPM for advertisements shall not be under 90 % of the average CPM of the SOL Portals in the respective countries, or the average CPM of the advertising agencies.

                  FINANCIAL WEBSITE AGREEMENT NORWAY - DENMARK               15

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5.2      GLBN agrees that SOL may, at no additional cost, place one button (of no more than 130x20 or 130x50 pixels in size) in the right hand column on each page of the Content for the promotion of its SOL Portals subject to GLBN choice of placement.

6.       ADVERTISING REVENUE DISTRIBUTION

6.1 For advertisements sold by SOL, the agency commission will be 30% or as agreed from time to time between the Parties. SOL shall determine the advertising revenue received each quarter at the end of such quarter and pay/account for the relevant sums in accordance with this Clause 6. SOL shall retain the Advertising Revenue, if received by SOL, and the balance shall be paid to GLBN within seven (7) days of such quarter.

6.2 In the event GLBN, or it's appointed advertising agency, shall generate certain advertising revenue controlled by this Agreement, then GLBN shall pay the Advertising Revenue to SOL within 7 days after the end of the quarter in which such advertising revenue is received by GLBN, together with a report, signed by an officer of GLBN, confirming the amount of advertising revenue received.

6.3 Each Party shall at its cost (except as provided below) have the right during normal working hours and upon 10 working days' written notice to the other Party to examine or audit the other Party's books or records relating to the revenue in order to verify the amounts due to that Party. Each Party shall provide reasonable assistance to the other Party, in relation to any such audit. If any such audit reveals an underpayment of the amounts due to that Party, the other Party shall within 14 working days pay to that Party the amount of such underpayment and, if the audit reveals an underpayment of more than 15% of the amounts due to that Party, reimburse that Party the reasonable costs of such audit.

6.4 All sums payable hereunder are exclusive of any taxes which is (if applicable) payable in addition at the rate and in the manner prescribed by law from time to time.

7.       OWNERSHIP

7.1 SOL acknowledges and agrees that GLBN owns all Intellectual Property Rights in the Finance Channels, including the URLs of the Finance Channels, and the GLBN Brand Features or GLBNs URLs. Nothing in this Agreement shall confer in SOL any right of ownership in the Content or the GLBN Brand Features or GLBN's URLs and SOL shall not now or in the future contest the validity of the GLBN Brand Features or GLBNs URLs, or GLBN's rights in or to the Finance Channels or GLBN's Brand Features or GLBNs URLs.

7.2 GLBN acknowledges and agrees that SOL own all Intellectual Property Rights in the SOL Brand Features or SOL URLs. Nothing in this Agreement shall confer in GLBN any right of ownership in the SOL Brand Features or SOL URLs and GLBN shall not now or in the future contest the validity of the SOL Brand Features or SOL URLs, or SOL rights in the SOL Brand Features or SOL URLs.

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7.3      At the discontinuation of the Agreement, or an individual Finance
         Channnel, either at Review Date 1 or 2, or at Termination or at the end of the Term or the end of Renewal Term, GLBN will change the colours and the design on the GLBN finance channel, so as not to keep the look and feel of the SOL Portal at that time. GLBN acknowledges that SOL may wish to copy the layout of the Finance Channel in any new arrangement that is made.

8.       EXCLUSIVITY

8.1 SOL shall not, during the Term or any Renewal Term, except as provided for in Clause 2.4.5 above and/or Clause 8.2 or 8.3 below, provide or enter into an agreement with any third-party, or otherwise develop content and/or financial transactional services similar to the Content and Financial Transactional Services provided by, and intended to be provided by, GLBN on the Finance Channels on the SOL Portals. The Exclusivity of GLBN shall be limited to the Finance Channel on the SOL Portals, and in addition GLBN shall be the only provider of such Content and or Financial Transactional Services on the SOL Portals, so long as GLBN complies with Schedule H. For the avoidance of doubt, GLBN shall be the sole provider of finance channels, or sub finance channels, and of content similar to Content or financial services transactions similar to Financial Transactional Services on the SOL Portals during the Term and any Renewal Term of this Agreement.

8.2 For the avoidance of doubt, the Exclusivity granted to GLBN does not restrict SOL's right to publish content, news, tools, and features of a financial nature, so long as the publishing of such information is presented as a sub-service and/or add-on feature on other Channels within the SOL Portals, and, so long as the publishing of applications are presented in a context of substantially non-financial nature. Such Channels or applications may be: "Breaking News", "Computers and Science", "Health", "Travel", "Gaming", "My SOL", "My Bank" (personalised content), the search engines "Kvasir" and "Evreka" (containing financial directories and URL's). SOL is not restricted from providing SOL credit card, SOL loyalty card or program, everyday consumer banking such as day to day payment and looking at account balances, SOL debit card, SOL current account, or other SOL payment mechanism on the SOL Portals.

8.3 SOL shall have the right to maintain all existing agreements with all, pre-Agreement, financial content providers, provided that such financial content is published and integrated into Financial Channel under GLBN's guidance. Upon expiration of such agreements, GLBN shall have sole discretion regarding renewal of such agreements, or may choose to provide such additional content.

8.4 The SOL Group may at any time develop new digital products, services or platforms, new web sites, SOL Group Portals or services ("New SOL Group IT") during the Term of the Agreement. GLBN shall be entitled to a Penalty to the extent that such New SOL Group IT diverts Traffic from the SOL Portals based on http protocol, as measured by the reduction from the unique user Traffic information provided in

                  FINANCIAL WEBSITE AGREEMENT NORWAY - DENMARK               17

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         Schedule F, in as much as this is caused by such New SOL Group IT according to a separate study performed by an independent source. The Penalty shall equal a portion of the consideration equal to the reminder of the prepaid period, in proportion to the traffic lost, plus 10%

8.5 When SOL, or another company in the SOL Group should initiate a majority owned portal operation in Finland, GLBN shall have the same rights of Exclusivity to provide a Finance Channel to the SOL Finland Portal as governed by this Agreement. No additional consideration shall be due from GLBN, or GLBN Group company, for such rights.

9.       WARRANTIES

9.1 Each Party to this Agreement represents and warrants to the other Party that:

         9.1.1 it has the full corporate right, power and authority to enter into this Agreement and to perform its obligations hereunder;

         9.1.2 the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a Party or by which it is otherwise bound; and

         9.1.3 when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

9.2      GLBN represents and warrants to SOL that:

         9.2.1 it has sufficient rights in the Content to be published on the Finance Channels in accordance with the terms of this Agreement; and

         9.2.2 it has, and will continue to maintain, all regulatory licences, registrations and authorities required to deliver the Content and operate Finance Channels through the SOL Portals;

         9.2.3 to the extent that the information is on the GLBN webserver(s) under GLBN's control, that the Financial Channels on the SOL Portals shall be up and accessible 99.5% of the time from the Launch Date, measured by GLBN over 45 days rolling and reported to SOL.

9.3      SOL represents and warrants to GLBN that:

         9.3.1 they have sufficient rights in the SOL digital service, products or other platforms and websites or SOL Portals to grant to GLBN the right to use the same in accordance with the terms of this Agreement; and

                  FINANCIAL WEBSITE AGREEMENT NORWAY - DENMARK               18

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         9.3.2    they have, and will continue to maintain, all regulatory
                  licences, registrations and authorities for the SOL digital service, products or other platforms and websites or SOL Portals; and

         9.3.3 to the extent that the information is on the SOL webserver(s) under SOL's control, that the SOL Portals, and all Links to the Finance Channels from the SOL Portals, shall be up and accessible 99.5% of the time from Launch Date measured by SOL over 45 days rolling and reported to GLBN; and

         9.3.4 SOL shall use its reasonable endeavours to direct an increasing amount of Traffic to the Finance Channels on the SOL Portals; and

         9.3.5 that the Traffic figures contained in Schedule "F" are current and accurate; and

         9.3.6 that the URLs mentioned in the definition of SOL Portals are the URLs used by the SOL customer base that generates the Traffic described in Schedule F.

10.      GLBN'S RESPONSIBILITY FOR THE CONTENT

10.1 GLBN will ensure that the Finance Channels and the Financial Transactional Services comply with all applicable laws and regulations.

10.2 GLBN will use reasonable endeavours to ensure that the Content and/or Financial Transactional Services on the SOL Portals do not infringe any Intellectual Property Rights of a third party and that it does not libel, defame, cause injury to, invade the privacy of or otherwise violate any other rights of any person.

10.3 If at any time during the Term of this Agreement any part of the Content and/or the Finance Channels and/or the Financial Transactional Services on the SOL Portals are in breach of any applicable law or regulation or infringes the Intellectual Property Rights of any third party then GLBN shall:

         10.3.1 use reasonable endeavours to provide alternative content which will not be in breach of any applicable law or regulation or infringe the Intellectual Property Rights of any third party; or

         10.3.2 remove the offending part of the Content and replace it so far as is reasonably practicable with equivalent content.

11.      REVIEW PROCESS

11.1 Within the Review Date 1 and Review Date 2, the Parties will assess each others fulfilment of the obligations and benefits derived under this Agreement. To the extent that the performance and the benefits derived from this Agreement is considered satisfactory, the Agreement will be continued automatically. A notice of non-

                  FINANCIAL WEBSITE AGREEMENT NORWAY - DENMARK               19

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         continuance must be given to the other Party in writing no later than thirty days before Review Date 1 or Review Date 2.

12.      TERM AND TERMINATION

12.1 This Agreement shall take effect from the Effective Date and shall continue thereafter for the Term after the Launch Date Average, unless it is discontinued on Review Date 1 or Review Date 2 as described in Clause 11 above. This Agreement shall extend through the Renewal Term as further described in Clause 4.4.

12.2 Either Party shall be entitled to Terminate this Agreement, or to Terminate an individual Finance Channel under this Agreement, with written notice in the event that the other:

         12.2.1 commits a material breach of the terms of this Agreement and having received from the Party(ies) not in breach written notice of such breach stating the intention to Terminate this Agreement, or to Terminate an individual Finance Channels on the SOL Portals under this Agreement if not remedied, and the noticed Party fails to remedy the breach within 30-days; or

         12.2.2 shall cease to carry on its business or shall have a liquidator, receiver or administrative receiver appointed to it or over any part of its undertaking or assets or shall pass a resolution for its winding up (otherwise than for the purpose of a bona fide scheme of solvent amalgamation or reconstruction where the resulting entity shall assume all of the liabilities of it) or a court of competent jurisdiction shall make an order, or shall enter into any voluntary arrangement with its creditors, or shall be unable to pay its debts as they fall due, or similar in any other jurisdiction.

         12.2.3 Repeated breaches of the warrants given under Clauses 9.2.3 and 9.3.3 shall be considered material to both Parties.

13.      EXTENSION OF TERM

13.1 Upon conclusion of the Term under this Agreement, this Agreement shall be renewed for the Renewal Term if agreed to by the Parties.

14.      CONSEQUENCES OF TERMINATION

14.1 In the event of the Terminatio this Agreement and/or a Finance Channel, the Parties agree to:

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         14.1.1   cease using the other's "Brand Features";

         14.1.2 with respect to any payments of Advertising Revenue and/or Financial Transactional Revenues outstanding, SOL and GLBN agree to pay to the other Party its percentage of such revenues in accordance with the provisions of Clause 6 as well as Financial Transactional Revenue.

14.2 If this Agreement or any individual Finance Channel on the SOL Portal is Terminated according to clause 12.2 by reason of breach on the side of SOL, SOL shall reimburse GLBN, notwithstanding Clause 4.5 (for the avoidance of doubt, the Lock- up agreement does not apply for reimbursements under this Clause), in accordance with the following schedule:

         14.2.1 US $ 2,475,000 or 87,688 Common Shares, at SOLS discretion as to cash or shares, plus $ 275,000 (two hundred and seventyfive thousand dollars) if Termination is before 1 month of the Launch Date Average;

         14.2.2 If Terminated 1 month after Launch Date Average or later, a pro rata share of the consideration prepaid, either in cash or the number of shares (at SOLs discretion), corresponding to the remaining prepaid number of months.

14.3 If this Agreement or any individual Finance Channel on the SOL Portal is Terminated according to clause 12.2 by reason of breach on the side of GLBN, SOL shall reimburse GLBN, notwithstanding Clause 4.5 (for the avoidance of doubt, the Lock- up agreement does not apply for reimbursements under this Clause), in accordance with the following schedule:

         14.3.1 US $ 2,200,000 or 77,945 Common Shares, at SOLs discretion as to cash or shares if Terminated between Effective Date and before 1 month of Launch Date Average;

         14.3.2 If Terminated 1 month after Launch Date Average or later, a pro rata share of the consideration prepaid, either in cash or the number of shares (at SOLs discretion), corresponding to the remaining prepaid number of months, less 10%.

14.4 In the event of only one Finance Channel being Terminated, the reimbursements due under Clause 14.2 and 14.3 shall be reduced accordingly. 40/55 parts of such reimbursement shall be due for Termination of SOLN and 15/55 parts of such reimbursement shall be due for the termination of SOLDK.

14.5 Any Termination or discontinuance of the Agreement or of a Finance Channel on the SOL Portals arising under this Agreement (howsoever occasioned), shall not affect any accrued rights or liabilities of either Party nor shall it affect the coming into force or the continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such Termination or discontinuance.

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14.6     Clauses 14, 15, 16, 17, 21 and 22 shall survive Termination or discontinuation of any Finance Channel that shall mature to Launch Date as contemplated under this Agreement, or Termination or discontinuation of this Agreement.

14.7 On any Termination or discontinuation of a Finance Channel arising under this Agreement (other than a termination by GLBN in accordance with Clause 12.2) or on Termination or discontinuation of this Agreement, all on expiration of the Agreement, both GLBN and SOL shall have the right to use all customer information generated from the Finance Channels.

15.      LIMITATIONS OF LIABILITY

15.1 Subject to Clause 14.2, the liability of either Party in contract, tort, negligence, pre-contract or other representations or otherwise arising out of or in connection with this Agreement or the performance or observance of its obligations under this Agreement, and every applicable part of it shall be limited in aggregate to US $ 2,475,000, reduced on a pro rata basis in accordance with the remainder of the Term.

         15.1.1 Not withstanding the foregoing, GLBN shall indemnify SOL for liability arising out of, or in connection with, the Finance Channels, subject to a limited aggregate of US $550,000.

         15.1.2 Not withstanding the foregoing, SOL shall indemnify GLBN for liability arising out of, or in connection with, the SOL Portals, subject to a limited aggregate of US $550,000.

15.2 In any event, neither Party shall be liable to the other under, or in connection with, this Agreement in contract, tort, negligence, pre-contract or other representations (other than fraudulent or negligent misrepresentations) or otherwise for any loss of business, contracts, profits or anticipated savings or for any indirect or consequential or economic loss whatsoever, except for in cases of gross negligence or wilful misconduct.

15.3 Each provision of this Clause 15 excluding or limiting liability shall be construed separately, applying and surviving even if for any reason one or other of these provisions is held inapplicable or unenforceable in any circumstances and shall remain in force notwithstanding the expiration, Termination of a Finance Channel on the SOL Portal, or Termination of this Agreement.

16.      CONFIDENTIALITY

16.1 During the Term and thereafter, each Party agrees with the other, except for as otherwise agreed herein, to keep all information that they obtain about the other concerning the business, finances, technology, affairs and Intellectual Property Rights of the other, and in particular but not limited to the Content and Financial Transactional Services and the SOL Portals and regardless of its nature ("Confidential

                  FINANCIAL WEBSITE AGREEMENT NORWAY - DENMARK               22

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         Information"), strictly confidential, except as needed in connection with the establishment and operation of Financial Transactional
         Services.

16.2     The provisions of this Clause 16 shall cease to apply to:

         16.2.1 information that has come into the public domain other than by breach of this Clause or any other duty of confidence; and

         16.2.2 information that is obtained from a third party without breach of this Clause or any other duty of confidence; and

         16.2.3 information that is known by either Party, in connection with the other Party, and which has been disclosed to either Party by a third party, other than GLBN or SOL or a contractor of either of them and not in breach of any duty of confidence; and

         16.2.4   information that is trivial or obvious; and

         16.2.5 information that is required to be disclosed by a government body or court of competent jurisdiction.

17.      NOTICES

17.1 Any notices required to be given under this Agreement shall be in writing and shall be deemed to have been duly served if hand delivered or sent by facsimile with the original to be forwarded by first class post or by first class registered post or recorded delivery post within the United Kingdom and outside the United Kingdom by registered airmail post correctly addressed in the case of GLBN to the Managing Director and in the case of SOL to the General Manager at the addresses specified in this Agreement or at such other address as either Party may designate from time to time in accordance with this Clause 17.

17.2     Any notice pursuant to Clause 17.1 shall be deemed to have been served:

         17.2.1 if hand delivered at the time of delivery by posting through the letter box of the correct addressee in accordance with Clause 17.1 above;

         17.2.2 if sent by facsimile within one hour of transmission during business hours at its destination or within 24 hours if not within business hours but subject to proof by the sender that it holds an acknowledgement confirming receipt of the transmitted notice in readable form; and

         17.2.3 if sent by post within 48 hours of posting (exclusive of the hours of Sunday) if posted to an address within the country of posting and seven days of posting if posted to an address outside the country of posting.

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18.      ASSIGNMENT AND CHANGE OF CONTROL

18.1 GLBN shall be entitled to assign the benefit and/or the burden of this Agreement in whole or in part to a company within the Group upon notice to SOL , save in the event that all the shares in GLBN are acquired by a direct competitor of SOL in Sweden, Norway and/or Denmark in the Internet general consumer content business (for example AOL) and not an Internet specialist consumer content business (such as Schwabb or CNN).In the event of such an assignment GLBN will not be entitled to Exclusivity defined in Clause 8.

18.2 SOLS shall be entitled to assign the benefit and/or the burden of this Agreement in whole or in part to a company within the Group upon notice to GLBN, save in the event that all the shares in SOL are acquired by a direct competitor of GLBN in Sweden, Norway and/or Denmark in the Internet specialist consumer content business (such as Schwabb) and not a general consumer content business (for example AOL). In the event of such an assignment GLBN will be entitled to distribute its Content, notwithstanding Clause 2.3.

19.      FORCE MAJEURE

19.1 Neither Party shall be liable for failure to perform or delay in performing any obligation under this Agreement if the failure or delay is caused by any circumstances beyond its reasonable control, including but not limited to acts of god, war, civil commotion or industrial dispute. If such delay or failure continues for at least ninety (90) days, the Party not subject to the force majeure shall be entitled to terminate this Agreement by notice in writing to the other. In such an event a pro rata share of the consideration pre paid, corresponding to the remaining prepaid number of months, is reimbursed. To the extent the prepayment was made in shares, the reimbursement shall be made in the proportionate numbers of shares. To the extent the prepayment was made in cash, the reimbursement shall be made in cash.

20.      GENERAL

20.1 This Agreement (as amended from time to time) together with any document expressly referred to in any of its terms, contains the entire agreement between the Parties relating to the subject matter covered and supersedes any previous Agreements, arrangements, undertakings or proposals, written or oral, between the Parties in relation to such matters. No oral explanation or oral information given by any Party shall alter the interpretation of this Agreement. All Parties confirm that, in agreeing to enter into this Agreement, they have not relied on any representation save insofar as the same has expressly been made a representation in this Agreement and agrees that they shall have no remedy in respect of any misrepresentation which has not become a term of this Agreement save that the Agreement of all Parties contained

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         in this Clause shall not apply in respect of any fraudulent or negligent misrepresentation whether or not such has become a term of this Agreement.

20.2 No addition to, or modification of, any provision of this Agreement shall be binding on the Parties unless made by a written instrument and signed by a duly authorised representative of each of the Parties.

20.3 The failure to exercise or delay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy. The rights and remedies contained in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

20.4 The invalidity, illegality or un-enforceability of any provision of this Agreement shall not affect or impact the continuation in force of the remainder of this Agreement.

20.5 Nothing in this Agreement shall be construed as creating a partnership or joint venture of any kind between the Parties or as constituting either Party as the agent of the other Party(ies) for any purpose whatsoever and neither Party(ies) shall have the authority or power to bind the other Party(ies) or to contract in the name of or create a liability against the other Party(ies) in any way or for any purpose.

20.6 This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be an original but all the counterparts together shall constitute one and the same instrument.

20.7 All Parties undertake with the other to do all things reasonably within its power, which are necessary or desirable to give effect to the spirit and intent of this Agreement.

20.8 The Parties hereto shall and, shall use their respective reasonable endeavours to procure, so far as they are able, that any necessary third parties shall execute and perform all such further deeds, documents, assurances, acts and things as any of the Parties hereto may reasonably require, by notice in writing to the other to carry the provisions of this Agreement into effect.

20.9 GLBN shall not approach or enter into business arrangements with any entity that appears on the SOL Exclusion List.

20.10 SOL shall not approach or enter into business arrangements with any entity that appears on the GLBN Exclusion List.

21.      DISPUTE RESOLUTION

21.1 Disputes between the Parties arising out of or in connection with this Agreement shall primarily be resolved by negotiations. Each Party may however decide to refer the

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         dispute to arbitration in accordance with the then-current rules of
         Chapter 32 of the Norwegian Civil Procedures Act of 13 August 1915, if a settlement has not been reached within 3 weeks of negotiations.

21.2 However, neither negotiations nor the arbitration clause shall limit either Party to seek interim, interlocutory or permanent injunctive relief from any court of competent jurisdiction.

21.3 The arbitration proceedings will be conducted in Oslo or any other city acceptable to all Parties. The language of the arbitration proceedings will be in English. All arbitration will be conducted before a three person panel, consisting of one arbitrator selected by the GLBN, one arbitrator selected by SOL, and one arbitrator selected by the foregoing two arbitrators. If any of the Parties should fail to appoint an arbitrator within 3 weeks after the negotiations period as mentioned above has ended, the other Party will be given the right to appoint the arbitrators. Each arbitrator will be experienced in conducting international arbitration in the communications industry. The decision resulting from the arbitration will be final and binding on the Parties. The Parties each agree that, except as required by applicable law or regulation, it will keep confidential the existence and outcome of any arbitration proceeding, as well as the contents thereof, and will require the arbitrators to adhere to the same obligation of confidentiality.

22.      LAW AND JURISDICTION

         This Agreement shall be governed by, and construed in accordance with, the laws of Norway.

23.      CONDITIONS TO CLOSING

23.1 This Agreement does not become binding upon the Parties unless a Financial Website Agreement is entered into between GLBN and Scandinavia Online AB and also that a Share Purchase Agreement is entered into between the shareholders of SOL B0rs AS and GLBN.

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IN WITNESS the duly authorised representatives of the Parties have executed this
Agreement the day and year first above written.

SCANDINAVIA ONLINE AS:                      GLOBALNETFINANCIAL.COM INC


By:                                         By:
   ---------------------------------           ---------------------------------
   Sverre Munch                                Dr. Katrina Tarizzo



By:
   ---------------------------------
   Birger Steen


SCANDINAVIA ONLINE A/S:


By:
   ---------------------------------
   Sverre Munch


By:
   ---------------------------------
   Birger Steen

                  FINANCIAL WEBSITE AGREEMENT NORWAY - DENMARK               27